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As filed with the Securities and Exchange Commission on October 30, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Crocs, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization	20-2164234 (I.R.S. Employer Identification Number)

7477 East Dry Creek Parkway
Niwot, Colorado 80503
(303) 848-7000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Daniel P. Hart
Executive Vice President, Chief Legal and Risk Officer
7477 East Dry Creek Parkway
Niwot, Colorado 80503
(303) 848-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Jason Day
Perkins Coie LLP
1900 Sixteenth Street, Suite 1400
Denver, Colorado 80202
(303) 291-2300

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee

Common Stock, par value $0.001 per share	6,864,545	$33.06	$226,941,858	$29,458

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), an indeterminate number of shares of common stock are also being registered as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low price of the registrant's common stock on October 24, 2019, as reported on the Nasdaq Global Select Market.

PROSPECTUS

CROCS, INC.

6,864,545 Shares
Common Stock

        This prospectus relates to the offer and sale, from time to time in one or more offerings, of up to 6,864,545 shares of our common stock by the selling stockholders identified in this prospectus or in supplements to this prospectus. See "Selling Stockholders." You should carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

        We are registering the resale of the common stock as required by the Registration Rights Agreement (as defined herein) we entered into with the selling stockholders. We will not receive any proceeds from the sale of our common stock by the selling stockholders pursuant to this prospectus, but we have agreed to bear certain registration expenses, other than underwriting discounts and commissions.

        The selling stockholders from time to time may offer and sell the common stock covered by this prospectus and any prospectus supplement to or through one or more underwriters, broker-dealers and agents, or directly to purchasers, or through a combination of these methods, on terms to be determined at the time of sale, as described in more detail in this prospectus. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. See "About this Prospectus" and "Plan of Distribution" for more information.

        The registration of the shares of common stock to which this prospectus relates does not require the selling stockholders to sell any of their shares of our common stock. We cannot predict when or in what amounts the selling stockholders may sell any of the shares of our common stock covered by this prospectus.

        Our common stock is listed on the Nasdaq Global Select Market ("Nasdaq") under the symbol "CROX." On October 29, 2019, the last sale price of our common stock as reported on Nasdaq was $33.33 per share.

        Investing in our common stock involves risks. See "Risk Factors" on page 2 of this prospectus, any applicable prospectus supplement, as well as the "Risk Factors" incorporated by reference herein from our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other reports and information that we file with the Securities and Exchange Commission.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 30, 2019.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), that we filed with the Securities and Exchange Commission (the "SEC") using the "shelf" registration process as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act.

        Under this shelf registration process, the selling stockholders named herein or to be named in a supplement to this prospectus may sell up to 6,864,545 shares of common stock from time to time in one or more offerings. This prospectus provides you with a general description of the shares of common stock that the selling stockholders may offer. Each time that any of the selling stockholders offer and sell shares of common stock using this prospectus, to the extent necessary, we may provide you with a prospectus supplement to this prospectus that will contain specific information about the offering, the selling stockholders, as well as specific amounts, prices and terms of the shares of common stock being offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in or incorporated by reference into this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. This prospectus does not contain all the information provided in the registration statement filed with the SEC. You should carefully read both this prospectus and any applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described below under "Where You Can Find More Information" and "Information Incorporated By Reference" before you make an investment decision.

        Neither we, nor the selling stockholders, have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectuses, prepared by or on behalf of us or to which we have referred you. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders will not make an offer to sell these shares of common stock in any jurisdiction where the offer or sale is not permitted.

        You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See "Information Incorporated By Reference."

        This prospectus and any accompanying prospectus supplements may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus or any accompanying prospectus supplement are the property of their respective owners.

        Unless the context otherwise indicates, references in this prospectus to "we," "us," "our," "Crocs" and the "Company" are to Crocs, Inc. and its consolidated subsidiaries. The term "you" refers to a prospective investor.

ii

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). From time to time, we may also provide oral or written forward-looking statements in other materials we release to the public. Such forward-looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995.

        Statements that refer to industry trends, projections of our future financial performance, anticipated trends in our business and other characterizations of future events or circumstances are forward-looking statements. These statements, which express management's current views concerning future events or results, use words like "anticipate," "assume," "believe," "continue," "estimate," "expect," "future," "intend," "plan," "project," "strive," and future or conditional tense verbs like "could," "may," "might," "should," "will," "would," and similar expressions or variations. Examples of forward-looking statements include, but are not limited to, statements we make regarding:

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  our expectations regarding future trends, selling, general and administrative cost savings, expectations, and performance of our business;

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  our belief that we have sufficient liquidity to fund our business operations during the next twelve months;

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  our expectations about the impact of our strategic plans; and

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  our expectations regarding our levels of capital expenditures from time to time.

        Forward-looking statements are subject to risks, uncertainties and other factors, which may cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation, those described in Part I—Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 28, 2019 (the "2018 Annual Report"), which is incorporated by reference herein, and our subsequent filings with the SEC. Caution should be taken not to place undue reliance on any such forward-looking statements. Moreover, such forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

iii

OUR COMPANY

        Crocs is engaged in the design, development, worldwide marketing, distribution, and sale of casual lifestyle footwear and accessories for men, women, and children. We strive to be the world leader in innovative casual footwear for women, men, and children, combining comfort and style with a value that consumers want. The vast majority of shoes within Crocs' collection contain Croslite™ material, a proprietary, molded footwear technology, delivering extraordinary comfort with each step.

        For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. See "Where You Can Find More Information" and "Information Incorporated By Reference."

        The Company, a Delaware corporation, is the successor to a Colorado corporation of the same name, and was originally organized in 1999 as a limited liability company.

        Our principal executive offices are located at 7477 East Dry Creek Parkway, Niwot, Colorado 80503 and our telephone number is (303) 848-7000. Our website address is www.crocs.com. The foregoing website address is provided as an inactive textual reference only. The information provided on our website (or any other website referred to in this prospectus or any applicable prospectus supplement) is not part of this prospectus or any applicable prospectus supplement and is not incorporated by reference as part of this prospectus or any applicable prospectus supplement.

RISK FACTORS

        An investment in our common stock involves risks. You should carefully consider the following risks and uncertainties, as well as the risk factors incorporated by reference from our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we file after the date of this prospectus, and all other information contained, or incorporated by reference, in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained, or incorporated by reference, in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of the shares of common stock pursuant to this prospectus, before acquiring any shares of our common stock. Each of these risks could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we deem immaterial may also adversely impact our business, financial condition, results of operations and prospects. Please also refer to the section entitled "Cautionary Statement Regarding Forward-Looking Statements" in this prospectus.

 Risks Related to an Offering and Our Common Stock

There may be sales of a substantial amount of our common stock after any offering, and these sales could cause the price of our common stock to fall.

        As of September 30, 2019, there were 68,603,173 shares of our common stock outstanding. All of our issued and outstanding shares, including the shares offered and sold using this prospectus, except for any shares held by our "affiliates", as that term is defined in Rule 144 under the Securities Act, will be freely transferable.

        Each of our directors and executive officers may enter into a lock-up agreement with the underwriters in connection with any offering under this prospectus, which would restrict their sales of our common stock for a period of days, subject to certain exceptions. The underwriters may, in their sole discretion and at any time or from time to time before the termination of the period, release all or any portion of the securities subject to lock-up agreements.

        Sales of substantial amounts of our common stock in the public market after any offering under this prospectus, or the perception that such sales will occur, could adversely affect the market price of our common stock. The shares of our common stock sold in any offering under this prospectus, as well as our prior public offerings, are eligible for immediate sale in the public market without restriction by persons other than our affiliates.

Our stock price could fluctuate significantly, which could cause the value of your investment in our common stock to decline.

        Securities markets worldwide have experienced, and are likely to continue to experience, significant price and volume fluctuations. The market volatility, as well as general economic, market or political conditions, could reduce the market price of our common stock regardless of our results of operations. The public market for our common stock and its trading price may be volatile and subject to significant price fluctuations in response to many factors, including:

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  changes in customer preferences;

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  market conditions or trends in our industry or the economy as a whole and, in particular, in the retail environment;

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  changes in our merchandise mix and supplier base;

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  changes in key personnel;

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  regulatory or political developments;

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  entry into new geographic markets;

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  exchange rate fluctuations;

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  our levels of same store sales;

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  introduction of new products by us or our competitors;

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  announcements by us or our competitors of significant acquisitions, divestitures, strategic partnerships, joint ventures or capital commitments;

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  changes in operating performance and stock market valuations of us and our competitors;

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  investors' perceptions of our prospects and the prospects of our industry;

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  fluctuations in quarterly operating results, as well as differences between our actual financial and operating results and those expected by investors;

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  the public's response to press releases or other public announcements by us or third parties, including our filings with the SEC;

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  announcements media reports or other public forum comments related to litigation, claims or reputational charges against us;

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  guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;

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  changes in financial estimates or ratings by any securities analysts who follow our common stock, our failure to meet these estimates or the failure of those analysts to initiate or maintain coverage of our common stock

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  investor perceptions of the investment opportunity associated with our common stock relative to other investment alternatives;

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  future sales of our common stock by our officers, directors and significant stockholders;

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  sales, or anticipated sales, of large blocks of our stock;

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  volume of trading in our common stock;

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  other events or factors, including those resulting from system failures and disruptions, earthquakes, hurricanes, war, acts of terrorism, other natural disasters or responses to these events;

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  changes in accounting principles; and

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  the other factors listed in this "Risk Factors" section and the "Risk Factors" section in our 2018 Annual Report, which is incorporated by reference into this prospectus.

        These and other factors may cause the market price and demand for shares of our common stock to fluctuate substantially. As a result of these factors, our quarterly and annual results of operations and same store sales may also fluctuate significantly. Accordingly, results for any one fiscal quarter are not necessarily indicative of results to be expected for any other fiscal quarter or for any year and same store sales for any particular future period may decrease.

        In the past, when the market price of a stock has been volatile, security holders have often instituted class action litigation against the company that issued the stock. If we become involved in this type of litigation, regardless of the outcome, we could incur substantial legal costs and our management's attention could be diverted from the operation of our business, which could have a material adverse effect on our business, financial condition and results of operations.

USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of shares of our common stock being offered by the selling stockholders.

 DESCRIPTION OF CAPITAL STOCK

General

        The following description of our capital stock is intended as a summary only. This description is based upon, and is qualified by reference to, our Restated Certificate of Incorporation, as amended to date (our "certificate of incorporation"), our Certificate of Designations of Series A Convertible Preferred Stock (our "certificate of designations"), our Amended and Restated Bylaws, as amended to date (our "bylaws"), and applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL"). This summary is not complete. You should read our certificate of incorporation, our certificate of designations and our bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Authorized and Outstanding Capital Stock

        Our certificate of incorporation provides that we may issue up to 250,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

        As of October 23, 2019, we had outstanding 68,607,426 shares of common stock and 0 shares of preferred stock.

Common Stock

        Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters on which stockholders are entitled or permitted to vote. Holders of common stock are not entitled to cumulative voting rights. Therefore, holders of a majority of the shares voting for the election of directors can elect all the directors. As discussed below under "—Anti-Takeover Effects of Certain Provisions of Delaware Law, our Certificate of Incorporation and our Bylaws—Certificate of Incorporation and Bylaws—Election, Appointment and Removal of Directors," our certificate of incorporation and bylaws include provisions classifying our board of directors into three classes with staggered three-year terms. Subject to the terms of any outstanding series of preferred stock, the holders of common stock are entitled to dividends in amounts and at times as may be declared by the board of directors out of funds legally available therefor. Upon our liquidation or dissolution, holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment of any liquidation preferences to holders of preferred stock. Holders of common stock have no redemption, conversion or preemptive rights. The outstanding shares of our common stock are fully paid and non-assessable. There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

General

        Our certificate of incorporation permits us to issue up to 5,000,000 shares of preferred stock, from time to time, in one or more series and with such designation and preferences for each series as are stated in the resolutions providing for the designation and issue of each such series adopted by our board of directors. Our certificate of incorporation authorizes our board of directors to determine the voting, dividend, redemption and liquidation preferences and limitations pertaining to such series. The board of directors, without stockholder approval, may issue preferred stock with voting rights and other rights that could adversely affect the voting power of the holders of our common stock and could have certain anti-takeover effects. We have no present plans to issue any shares of preferred stock. The ability of the board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change in control of our company or the removal of existing management. See "—Anti-Takeover Effects of Certain Provisions of Delaware Law, our Certificate of Incorporation and our Bylaws."

Series A Preferred Stock

        On January 24, 2014, we filed the certificate of designations with the Secretary of State of the State of Delaware creating our Series A Convertible Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock"), and establishing the designations, preferences, and other rights of the Series A Preferred Stock, which became effective upon filing.

        Our Series A Preferred Stock ranks senior to our common stock with respect to dividend rights and rights on liquidation, winding-up and dissolution. Our Series A Preferred Stock has a stated value of $1,000 per share, and holders of Series A Preferred Stock are entitled to cumulative dividends payable quarterly in cash at a rate of 6% per annum, subject to increase if we fail to make timely dividend payments. Holders of Series A Preferred Stock are entitled to receive dividends declared or paid on our common stock and are entitled to vote together with the holders of common stock as a single class, in each case, on an as-converted basis. Holders of Series A Preferred Stock have certain limited special approval rights, including with respect to the issuance by us of pari passu or senior equity securities.

        On December 2, 2018, we entered into a share repurchase agreement (the "Share Repurchase Agreement") with the selling stockholders, who were the holders of all of the outstanding shares Series A Preferred Stock, to, among other things, (i) repurchase 100,000 shares of Series A Preferred Stock and (ii) induce the holders to convert the remaining 100,000 shares of Series A Preferred Stock that they owned into 6,896,548 shares of common stock. As a result, there are no shares of Series A Preferred Stock outstanding as of the date of this prospectus.

Anti-Takeover Effects of Certain Provisions of Delaware Law, our Certificate of Incorporation and our Bylaws

        Provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of delaying or preventing a third party from acquiring us, even if the acquisition would benefit our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage types of transactions that may involve our actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of us.

Delaware Anti-Takeover Statute

        We are subject to the provisions of Section 203 of the DGCL, an anti-takeover law. Subject to exceptions, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the time that such person became an interested stockholder, unless:

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  prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (but not the outstanding voting stock owned by the interested stockholder), those shares owned (1) by persons who are directors and also officers and (2) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        For purposes of Section 203 of the DGCL, a "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, with an "interested stockholder" being defined as a person who, together with affiliates and associates, owns, or at any time within three years prior to the date of determination whether the person is an "interested stockholder," did own, 15% or more of the corporation's outstanding voting stock.

Certificate of Incorporation and Bylaws

        In addition, certain provisions of our certificate of incorporation and bylaws may have an anti-takeover effect. These provisions may delay, defer or prevent a tender offer or takeover attempt of us that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. The following summarizes these provisions.

Election, Appointment and Removal of Directors

        Our certificate of incorporation and bylaws include provisions classifying our board of directors into three classes with staggered three-year terms. Accordingly, only one third of our board of directors will be elected at each annual meeting. Only our board of directors is authorized to fill vacant directorships or increase the size of our board. Directors may only be removed for cause by holders of a majority of the shares entitled to vote at an election of directors.

Stockholder Action; Special Meeting of Stockholders

        Our certificate of incorporation eliminates the ability of stockholders to act by written consent. Our bylaws provide that special meetings of our stockholders may be called only by the chairman of the board of directors or by a majority of our board of directors.

Advance Notice Requirements for Stockholders Proposals and Directors Nominations

        Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide us with timely written notice of their proposal. To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us. Our bylaws also specify requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Authorized but Unissued Shares

        Our authorized but unissued shares of common stock and preferred stock are available for our board of directors to issue without stockholder approval. As noted above, our board of directors, without stockholder approval, has the authority under "—Preferred Stock—General" in our certificate of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock, subject to certain conditions. As a result, preferred stock could be issued quickly, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change of control or make removal of management more difficult. We may use the additional shares of common stock and preferred stock for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction.

Amendment of Bylaws

        Our directors are expressly authorized to amend our bylaws. The affirmative vote of the holders of not less than 66 2/3% of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, considered as a single class, is required for stockholders to amend our bylaws.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Exchange Listing

        Our common stock is listed on the Nasdaq Global Select Market under the symbol "CROX."

 CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

        The following are summaries of certain provisions of our related party transactions and agreements with the selling stockholders and are qualified in their entirety by reference to all of the provisions of such agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful. We therefore urge you to review the agreements in their entirety.

Related Person Transactions with the Selling Stockholders

Investment Agreement with Blackstone

        On January 27, 2014, we issued to Blackstone Capital Partners VI L.P. ("Blackstone") and its permitted transferees, Blackstone Family Investment Partnership VI-ESC L.P. (together with Blackstone, the "selling stockholders") and Gregg S. Ribatt, an aggregate of 200,000 shares of our Series A Preferred Stock pursuant to an Investment Agreement between us and Blackstone, dated December 28, 2013 (as amended, the "Investment Agreement"). Mr. Ribatt, our former chief executive officer and former member of our board of directors, was a permitted transferee of Blackstone and purchased 1,000 shares of our Series A Preferred Stock. On December 5, 2018, we repurchased 100,000 shares of Series A Preferred Stock from the selling stockholders for $183.7 million and the selling stockholders converted their remaining shares of Series A Preferred Stock into an aggregate of 6,896,548 shares of our common stock. See "—Preferred Stock—Series A Preferred Stock."

        The Investment Agreement grants Blackstone certain rights to designate directors to serve on our board of directors. For so long as the selling stockholders beneficially own shares of common stock that represent more than 25% of the number of shares of the as-converted common stock purchased pursuant to the Investment Agreement, Blackstone will have the right to designate for nomination one director to our board of directors. The directors designated by Blackstone are entitled to serve on committees of the board of directors, subject to applicable law and stock exchange rules. Blackstone currently has the right to designate for nomination one director to our board of directors, though two directors previously designated by Blackstone in accordance with the terms of the Investment Agreement, Prakash A. Melwani and William Gray, continue to serve on our board of directors.

        Pursuant to the Investment Agreement, Blackstone is subject to certain standstill restrictions which generally restrict Blackstone from acquiring more than 25% of our outstanding common stock until the date on which Blackstone is no longer entitled to designate any directors to our board of directors. Blackstone also has certain preemptive rights and information rights under the Investment Agreement, which are subject to certain conditions.

        This summary of the terms of the Investment Agreement and other statements relating thereto do not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Investment Agreement, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Registration Rights Agreement

        In connection with the issuance of the Series A Preferred Stock, we and the selling stockholders entered into a Registration Rights Agreement (the "Registration Rights Agreement"), pursuant to which we have agreed to provide to the selling stockholders certain customary demand and piggyback registration rights in respect of its shares of common stock, including in connection with the shares of common stock registered for resale pursuant to this prospectus. The Registration Rights Agreement contains customary terms and conditions, including certain customary indemnification obligations.

        This summary of the terms of the Registration Rights Agreement and other statements relating thereto do not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Registration Rights Agreement, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

RGIS Services

        We receive inventory count services from RGIS, LLC ("RGIS"), an affiliate of Blackstone. During 2018, 2017 and 2016, we paid RGIS approximately $214,000, $363,000 and $400,000, respectively, for inventory services received.

Optiv, Inc.

        We received cyber security and consulting services from Optiv, Inc. ("Optiv"), an affiliate of Blackstone. During 2018, 2017 and 2016, we paid Optiv approximately $466,000, $177,000 and $200,000, respectively, for such services.

Kronos Incorporated

        We received workforce management services from Kronos Incorporated ("Kronos"), an affiliate of Blackstone. During 2018, 2017 and 2016, we paid Kronos approximately $159,000, $191,000 and $200,000, respectively, for such services.

Policy on Transactions with Related Persons

        Our Worldwide Code of Ethics requires that any transaction involving us in which one of our directors, nominees for director, executive officers, or greater than five percent stockholders, or one of the aforementioned's immediate family members (each, a "related person"), have a material interest be approved or ratified by our audit committee if the amount involved, when aggregated with the amount of all other transactions between the related person and us, exceeds $100,000 in a fiscal year. The full board of directors reviews ordinary course of business transactions in which directors have an interest as part of the board of directors' annual director independence review, and our Worldwide Code of Ethics permits the full board of directors to waive any conflicts of interest between us and any director or officer. In determining whether to approve or ratify any such transaction, the audit committee must consider, in addition to other factors it deems appropriate, whether the transaction is on terms no less favorable to us than those involving unrelated parties. The full board of directors approved each of the transactions disclosed above.

Director and Officer Indemnification

        We have entered into agreements to indemnify certain directors and executive officers in addition to the indemnification provided for in our certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us or in our right, arising out of such person's services as a director or executive officer of ours, any subsidiary of ours or any other company or enterprise to which the person provided services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

SELLING STOCKHOLDERS

        This prospectus relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the "selling stockholders," of up to 6,864,545 shares of our common stock that are issued and outstanding prior to the date of filing of the registration statement of which this prospectus forms a part.

        The selling stockholders originally acquired the shares of our common stock included in this prospectus in January 2014 as shares of Series A Preferred Stock in connection with the Investment Agreement. In December 2018, we repurchased 100,000 shares of Series A Preferred from the selling stockholders for $183.7 million, and the selling stockholders converted their remaining shares of Series A Preferred into 6,896,548 shares of common stock. We are registering the resale of the common stock as required by the Registration Rights Agreement.

        We are also party to the Investment Agreement and the Registration Rights Agreement with the selling stockholders. In December 2018, we entered into the Share Repurchase Agreement with the selling stockholders. Pursuant to the terms of the Investment Agreement, Blackstone currently has the right to designate for nomination one director to our board of directors, though two directors previously designated by Blackstone in accordance with the terms of the Investment Agreement, Prakash A. Melwani and William Gray, continue to serve on our board of directors.

        For more information on the Investment Agreement, the Registration Rights Agreement and a discussion of material relationships between us and the selling stockholders and their affiliates within the past three years, please see "Certain Relationships and Related Person Transactions—Registration Rights Agreement" elsewhere in this prospectus and "Certain Relationships and Related Person Transactions" in our Definitive Proxy Statement on Schedule 14A for the 2019 Annual Meeting of Stockholders, filed with the SEC on April 24, 2019 (only with respect to information required to be filed by Part III of our 2018 Annual Report), which is incorporated herein by reference.

        The following table and accompanying footnotes set forth information regarding the beneficial ownership by the selling stockholders of shares of our common stock, the maximum number of shares of common stock that may be offered by the selling stockholders from time to time pursuant to this prospectus and the beneficial ownership of shares of our common stock after the sale by the selling stockholders of the maximum number of shares of common stock that may be offered and sold by the selling stockholders pursuant to this prospectus.

        The selling stockholders may offer all, some or none of their shares of common stock. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of common stock. In addition, the selling stockholders may have sold or transferred, in transactions pursuant to this prospectus or otherwise, some or all of their shares since the date as of which the information is presented in the table below. Information concerning the selling stockholders may change from time to time and any such changed information will, if required, be set forth in supplements to this prospectus or post-effective amendments to the registration statement of which this prospectus forms a part, as may be appropriate.

        To our knowledge, the selling stockholders named in the table have sole voting and investment power with respect to all of the securities shown as beneficially owned by them, except as otherwise set forth in the notes to the table. The number of securities shown represents the number of securities the selling stockholders "beneficially own," as determined by the rules of the SEC.

        The percentages in the table below reflect beneficial ownership as of October 23, 2019 and immediately after the resale of all shares subject to resale pursuant to this prospectus as determined in accordance with Rule 13d-3 under the Exchange Act and are based on 68,607,426 shares of our common stock outstanding as of October 23, 2019.

				Shares of Common Stock Beneficially Owned Immediately After Resale of the Maximum Number of Shares of Common Stock Subject to Resale Pursuant to this Prospectus
	Shares of Common Stock Beneficially Owned Immediately Prior to this Prospectus		Maximum Number of Shares of Common Stock that May be Offered for Resale Pursuant to this Prospectus
Name of Selling Stockholder	Number of Shares	Percentage of Common Stock		Number of Shares	Percentage of Common Stock
Blackstone(1)	6,864,545	10.0%	6,864,545	—	—%

(1)
Reflects 6,844,929 shares of common stock held directly by Blackstone Capital Partners VI L.P. ("BCP VI"); and 17,137 shares of common stock directly held by Blackstone Family Investment Partnership VI-ESC L.P. The total also reflects 2,479 shares of common stock directly held by Blackstone Management Partners L.L.C., an indirect subsidiary of The Blackstone Group Inc. (f/k/a The Blackstone Group L.P.).

  Blackstone Management Associates VI L.L.C. is the general partner of BCP VI. BMA VI L.L.C. is the sole member of Blackstone Management Associates VI L.L.C. Blackstone Holdings III L.P. is the managing member of BMA VI L.L.C. BCP VI Side-by-Side GP L.L.C. is the general partner of Blackstone Family Investment Partnership VI-ESC L.P. Blackstone Holdings III L.P. is the sole member of BCP VI Side-by-Side GP L.L.C. Blackstone Holdings III GP L.P. is the general partner of Blackstone Holdings III L.P. Blackstone Holdings III GP Management L.L.C. is the general partner of Blackstone Holdings III GP L.P. The Blackstone Group Inc. is the sole member of Blackstone Holdings III GP Management L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Class C common stock of The Blackstone Group Inc. Blackstone Group Management L.L.C. is wholly-owned by Blackstone's senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities (other than BCP VI, Blackstone Family Investment Partnership VI-ESC L.P. and Blackstone Management Partners L.L.C. to the extent of each of their direct holdings) and Mr. Schwarzman may be deemed to beneficially own the shares beneficially owned by BCP VI, Blackstone Family Investment Partnership VI-ESC L.P. and Blackstone Management Partners L.L.C. to the extent directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such shares. The address of each of Mr. Schwarzman and each of the entities listed in this footnote is c/o The Blackstone Group Inc., 345 Park Avenue, New York, New York 10154.

 CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

Overview

        The following is a general summary of certain U.S. federal income and estate tax consequences to non-U.S. holders, as defined below, of the ownership and disposition of shares of our common stock. This summary deals only with shares of our common stock that are purchased by a non-U.S. holder in any offering under this prospectus and that will be held by such non-U.S. holder as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code") (generally, property held for investment).

        For purposes of the discussion regarding U.S. federal income tax consequences, a "non-U.S. holder" means a beneficial owner of shares of our common stock that, for U.S. federal income tax purposes, is not any of the following:

  •
  an individual who is a citizen or resident of the United States;

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  an entity treated as a corporation created or organized (or deemed to be created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

        If any entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partner and the partnership. If you are a partner of a partnership considering an investment in shares of our common stock, you should consult your tax advisors.

        This summary is based upon provisions of the Code, applicable U.S. Treasury regulations promulgated thereunder, rulings and other administrative pronouncements and judicial decisions, all as of the date hereof. These authorities are subject to different interpretations and may be changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those summarized below. We cannot assure you that a change in law will not significantly alter the tax considerations described in this summary.

        This summary does not address all aspects of U.S. federal income and estate taxation and does not address any aspects of other U.S. federal taxes (such as gift taxes) or state, local or non-U.S. taxes that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, this summary does not describe the U.S. federal income tax consequences applicable to you if you are subject to special treatment under U.S. federal income tax laws (including if you are a U.S. expatriate or an entity subject to the U.S. anti-inversion rules, a bank or other financial institution, an insurance company, a tax-exempt organization, a trader, broker or dealer in securities or currencies, a regulated investment company, a real estate investment trust, a "controlled foreign corporation," a "passive foreign investment company," an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes (or an investor in such a pass-through entity), a person who acquired shares of our common stock as compensation or otherwise in connection with the performance of services, or a person who has acquired shares of our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment).

        We have not sought and do not expect to seek any rulings from the U.S. Internal Revenue Service (the "IRS") regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the ownership or disposition of shares of our common stock that differ from those discussed below.

        The discussion below assumes that no item of income or gain in respect of shares of our common stock at any time will be effectively connected with a U.S. trade or business conducted by a non-U.S. holder. If you are a non-U.S. holder conducting a U.S. trade or business and your income or gain in respect of shares of our common stock is effectively connected with such U.S. trade or business, you should consult your tax advisor regarding the U.S. federal income tax (including branch profits tax) consequences resulting from your investment in shares of our common stock.

        This summary is for general information only and is not intended to constitute a complete description of all U.S. federal income and estate tax consequences for non-U.S. holders relating to the ownership and disposition of shares of our common stock. If you are considering the purchase of shares of our common stock, you should consult your tax advisors concerning the particular U.S. federal income and estate tax consequences to you of the ownership and disposition of shares of our common stock, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other applicable taxing jurisdiction in light of your particular circumstances.

Dividends

        In general, cash distributions on shares of our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent any such distributions exceed both our current and our accumulated earnings and profits, they will first be treated as a return of capital reducing your tax basis in our common stock, but not below zero, and thereafter will be treated as gain from the sale of stock (the treatment of which is discussed below under "—Gain on Disposition of Shares of Common Stock").

        We do not currently anticipate paying any cash dividends on shares of our common stock in the foreseeable future. In the event that we do pay dividends on shares of our common stock, subject to the discussions below of backup withholding and FATCA (as defined below), such dividends paid to a non-U.S. holder generally will be subject to a U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

        A non-U.S. holder of shares of our common stock who wishes to claim the benefit of an applicable treaty rate (and avoid backup withholding, as discussed below) for dividends generally will be required (a) to complete IRS Form W-8BEN or W-8BEN-E (or other applicable form) and certify under penalty of perjury that such holder is not a "United States person" as defined under the Code and is eligible for treaty benefits, or (b) if shares of our common stock are held through certain non-U.S. intermediaries (including certain non-U.S. partnerships), to satisfy the relevant certification requirements of applicable U.S. Treasury regulations. This certification must be provided to us (our paying agent or any other payor) prior to the payment to the non-U.S. holder of any dividends, and may be required to be updated periodically.

        A non-U.S. holder of shares of our common stock eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Shares of Common Stock

        Subject to the discussions below of backup withholding and FATCA (as defined below), any gain realized by a non-U.S. holder on the sale or other disposition of shares of our common stock generally will not be subject to United States federal income tax, unless:

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of such sale or other disposition, and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the individual's net capital gain for the year; or

  •
  we are or have been a U.S. real property holding corporation (a "USRPHC") for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period that the non-U.S. holder held shares of our common stock (the "applicable period").

        We will be a USRPHC if at any time the fair market value of our "United States real property interests," as defined in the Code and applicable U.S. Treasury regulations, equals or exceeds 50% of the aggregate fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business. We believe that we are not, and do not anticipate becoming, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of other business assets, there can be no assurance that we are not currently or will not become a USRPHC in the future. Even if we are or become a USRPHC, so long as our common stock is regularly traded on an established securities market, a non-U.S. holder will be subject to U.S. federal income tax on any gain not otherwise taxable only if such non-U.S. holder actually or constructively owned more than five percent of our outstanding common stock at some time during the applicable period, but there can be no assurance that our common stock will be treated as regularly traded on an established securities market. You should consult your tax advisor about the consequences that could result if we are, or become, a USRPHC.

Information Reporting and Backup Withholding

        The amount of dividends paid to each non-U.S. holder, and the tax withheld with respect to such dividends generally will be reported annually to the IRS and to each such holder, regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides or is established under the provisions of an applicable income tax treaty or agreement.

        A non-U.S. holder generally will be subject to backup withholding with respect to dividends paid to such holder unless such holder certifies under penalty of perjury (generally on an applicable IRS Form W-8) that it is not a "United States person" as defined under the Code (and the payor does not have actual knowledge or reason to know that such holder is such a United States person), or such holder otherwise establishes an exemption.

        Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition by a non-U.S. holder of shares of our common stock within the United States or conducted through certain U.S.-related financial intermediaries unless such non-U.S. holder certifies under penalty of perjury that it is not a "United States person" as defined under the Code (and the payor does not have actual knowledge or reason to know that such holder is such a United States person), or such holder otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

        Provisions of the Code commonly known as the Foreign Account Tax Compliance Act, or FATCA, generally impose a U.S. federal withholding tax at a 30% rate on payments of dividends on our common stock, and (subject to the proposed U.S. Treasury regulations discussed below) the gross proceeds from the sale or other disposition of our common stock if paid to a foreign entity unless (i) if the foreign entity is a "foreign financial institution," the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a "foreign financial institution," the foreign entity identifies certain of its U.S. investors, or (iii) the foreign entity is otherwise exempt from FATCA.

        If withholding under FATCA is required on any payment related to our common stock, a non-U.S. holder that is not a financial institution and not otherwise subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment generally will be eligible for a refund or credit of such withholding tax from the IRS, and may be required to file a U.S. federal income tax return to claim such refund or credit.

        Recently proposed U.S. Treasury regulations would eliminate withholding under FATCA on payments of gross proceeds. Taxpayers may rely on these proposed U.S. Treasury regulations until final U.S. Treasury regulations are issued, but such U.S. Treasury regulations are subject to change. An applicable intergovernmental agreement regarding FATCA between the United States and a foreign jurisdiction may modify the rules discussed above. Non-U.S. holders should consult their tax advisors regarding the potential application of withholding under FATCA on their investment in our common stock.

U.S. Federal Estate Tax

        Shares of our common stock that are owned (or deemed to be owned) at the time of death by a non-U.S. holder (as specifically defined for U.S. federal estate tax purposes) who is an individual will be includable in such non-U.S. holder's taxable estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

        THE SUMMARY OF CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY. POTENTIAL PURCHASERS OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS OF OWNING AND DISPOSING OF OUR COMMON STOCK.

 PLAN OF DISTRIBUTION

        The selling stockholders, and their pledgees, donees, transferees or other successors in interest, may from time to time offer and sell, separately or together, shares of common stock covered by this prospectus. Registration of the shares of common stock covered by this prospectus does not mean, however, that those shares of common stock necessarily will be offered or sold.

        The shares of common stock covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

  •
  on any national securities exchange on which our shares of common stock may be listed at the time of sale, including Nasdaq (including through at the market offerings);

  •
  in the over-the-counter market;

  •
  in privately negotiated transactions;

  •
  through broker-dealers, who may act as agents or principals;

  •
  through one or more underwriters on a firm commitment or best-efforts basis;

  •
  in a block trade in which a broker-dealer may attempt to sell a block of shares of common stock as agent or may position and resell all or a portion of the block as principal to facilitate the transaction;

  •
  through put or call option transactions relating to the shares of common stock;

  •
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, and/or the settlement of margin transactions;

  •
  directly to one or more purchasers;

  •
  through agents;

  •
  through any other methods described in a prospectus supplement; or

  •
  through a combination of any of these methods of sale or by any other legally available means.

        In effecting sales, brokers or dealers engaged by us and/or the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

  •
  purchases of the shares of common stock by a broker-dealer as principal and resales of the shares of common stock by the broker-dealer for its account pursuant to this prospectus;

  •
  ordinary brokerage transactions; or

  •
  transactions in which the broker-dealer solicits purchasers on a best efforts basis.

        The selling stockholders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the common stock covered by this prospectus. At any time a particular offer of the shares of common stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of shares of common stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters' or agents' compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such prospectus supplement. To the extent required, any such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus forms a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of common stock covered by this prospectus.

        Underwriters or agents may purchase and sell the shares in the open market. These transactions may include over-allotments or short sales of the securities, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotment or short sales involve sales by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the shares and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the shares in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the shares, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the shares are traded, in the over-the-counter market or otherwise.

        If the selling stockholders utilize a dealer in the sale of the securities being offered pursuant to this prospectus, the selling stockholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        The selling stockholders may also authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities at the public offering price set forth in the revised prospectus or prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commission that the selling stockholders must pay for solicitation of these contracts will be described in a revised prospectus or prospectus supplement, to the extent such revised prospectus or prospectus supplement is required.

        In connection with the sale of the shares of common stock covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of shares of common stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Any underwriters, broker-dealers or agents participating in the distribution of the shares of common stock covered by this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by any of those underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act.

        We and the selling stockholders may agree to indemnify underwriters, broker-dealers or agents against certain liabilities, including liabilities under the Securities Act, and may also agree to contribute to payments which the underwriters, broker-dealers or agents may be required to make.

        Certain of the underwriters, broker-dealers or agents who may become involved in the sale of the shares of common stock may engage in transactions with and perform other services for us and/or the selling stockholders in the ordinary course of their business for which they receive customary compensation. If at the time of any offering made under this prospectus, a member of the Financial Industry Regulatory Authority, Inc. ("FINRA") participating in the offering has a "conflict of interest" as defined in FINRA's Rule 5121 ("Rule 5121"), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

        Some of the shares of common stock covered by this prospectus may be sold by selling stockholders in private transactions or under Rule 144 under the Securities Act or another available exemption from the registration requirements of the Securities Act rather than pursuant to this prospectus.

        Under the Registration Rights Agreement, we have agreed to indemnify the selling stockholders against certain liabilities that they may incur in connection with the sale of the common stock registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the selling stockholders may be required to make with respect thereto. In addition, we and the selling stockholders may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

        We have agreed to maintain the effectiveness of the registration statement of which this prospectus forms a part until all such shares of common stock have been sold under the registration statement or Rule 144 under the Securities Act, the holder thereof, together with its, his or her affiliates, beneficially owns less than 1.0% of our shares of common stock, or such shares are no longer outstanding. We have agreed to pay all expenses in connection with any offering under this prospectus except any underwriters' discounts and selling commissions relating to the offering, which the selling stockholders will pay on a pro rata basis. This summary of the terms of the Registration Rights Agreement and other statements relating thereto do not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Registration Rights Agreement, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

 LEGAL MATTERS

        Unless the applicable prospectus supplement indicates otherwise, the validity of the shares of common stock offered by this prospectus will be passed upon for us by Perkins Coie LLP, Denver, Colorado. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements and financial statement schedule of Crocs, Inc. and subsidiaries, and the effectiveness of Crocs, Inc. and subsidiaries' internal control over financial reporting, incorporated by reference into this prospectus from Crocs Inc.'s Annual Report on Form 10-K for the year ended December 31, 2018, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file with, or furnish to, the SEC reports including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports pursuant to Section 13(a) or 15(d) of the Exchange Act. These reports are available free of charge on our corporate website, www.crocs.com, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Copies of any materials we file with the SEC can be obtained at www.sec.gov. The foregoing website addresses are provided as inactive textual references only. The information provided on our website (or any other website referred to in this prospectus or any applicable prospectus supplement) is not part of this prospectus or any applicable prospectus supplement and is not incorporated by reference as part of this prospectus or any applicable prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus and any prospectus supplement (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 28, 2019;

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May 7, 2019, August 1, 2019 and October 30, 2019, respectively;

  •
  our Definitive Proxy Statement on Schedule 14A for the 2019 Annual Meeting of Stockholders, filed with the SEC on April 24, 2019, (only with respect to information required to be filed by Part III of our Annual Report on Form 10-K for the year ended December 31, 2018);

  •
  our Current Reports on Form 8-K filed with the SEC on February 12, 2019, May 7, 2019 and June 7, 2019; and

  •
  the description of our common stock contained in the Registration Statement on Form 8-A, filed with the SEC on January 24, 2006, including any amendments or reports filed for the purpose of updating such description.

        You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Crocs, Inc.

7477 East Dry Creek Parkway
Niwot, Colorado 80503
(303) 848-7000
Attention: Investor Relations

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        Our estimated expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table.

Securities and Exchange Commission Registration Fee		$29,458
Legal Fees and Expenses			*
Accountants' Fees and Expenses			*
Printing Expenses			*
Transfer Agent and Registrar Fees and Expenses			*
Stock Exchange and Other Listing Fees			*
Miscellaneous			*

Total	$		*

*
These fees are calculated based on the number of shares offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys' fees) that such officer or director actually and reasonably incurred in connection therewith. The rights provided in Section 145 of the DGCL are not exclusive, and the corporation may also provide for indemnification under bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        The registrant's restated certificate of incorporation, as amended, provides that no director is liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. The registrant's amended and restated bylaws, as amended, require the registrant to indemnify its directors and officers to the fullest extent permitted by Delaware law. The registrant has entered into indemnification agreements with all of its directors and executive officers and has purchased directors' and officers' liability insurance.

        Any underwriting agreement will provide for indemnification by the underwriters and the selling stockholders of the registrant and its officers and directors for certain liabilities arising under the Securities Act of 1933, as amended, or otherwise.

Item 16.    Exhibits

        The following exhibits are filed as part of this registration statement:

Exhibit No.		Document
1.1	*	Form of Underwriting Agreement.
4.1
Restated Certificate of Incorporation of Crocs, Inc. (incorporated herein by reference to Exhibit 4.1 to Crocs, Inc.'s Registration Statement on Form S-8, filed on March 9, 2006 (File No. 333-132312)).
4.2		Certificate of Amendment to Restated Certificate of Incorporation of Crocs, Inc. (incorporated herein by reference to Exhibit 3.1 to Crocs, Inc.'s Current Report on Form 8-K, filed on July 12, 2007).
4.3		Amended and Restated Bylaws of Crocs, Inc. (incorporated herein by reference to Exhibit 4.2 to Crocs, Inc.'s Registration Statement on Form S-8, filed on March 9, 2006 (File No. 333-132312)).
4.4
Certificate of Designations of Series A Convertible Preferred Stock of Crocs, Inc. (incorporated herein by reference to Exhibit 3.1 to Crocs, Inc.'s Current Report on Form 8-K, filed on January 27, 2014).
4.5		Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.2 to Crocs, Inc.'s Registration Statement on Form S-1/A, filed on January 19, 2006 (File No. 333-127526)).
4.6
Investment Agreement, dated December 28, 2013, between Crocs, Inc. and Blackstone Capital Partners VI L.P. (incorporated herein by reference to Exhibit 10.1 to Crocs, Inc.'s Current Report on Form 8-K, filed on December 30, 2013).
4.7
First Amendment to Investment Agreement, dated January 27, 2014, between Crocs, Inc. and Blackstone Capital Partners VI L.P. (incorporated herein by reference to Exhibit 10.1 to Crocs, Inc.'s Current Report on Form 8-K, filed on January 27, 2014).
4.8
Second Amendment to Investment Agreement, dated June 6, 2017, between Crocs, Inc. and Blackstone Capital Partners VI L.P. (incorporated herein by reference to Exhibit 10.1 to Crocs, Inc.'s Current Report on Form 8-K, filed on June 7, 2017).
4.9		Registration Rights Agreement, dated January 27, 2014 (incorporated herein by reference to Exhibit 10.2 to Crocs, Inc.'s Current Report on Form 8-K, filed on January 27, 2014).
5.1	†	Opinion of Perkins Coie LLP.
23.1	†	Consent of Deloitte & Touche LLP.
23.2	†	Consent of Perkins Coie LLP (included in Exhibit 5.1).
24.1	†	Power of Attorney (included on the signature page hereto).

†
Filed herewith.

*
To be filed by amendment, as an exhibit to a Current Report on Form 8-K or by other applicable filing with the Securities and Exchange Commission to be incorporated by reference herein.

Item 17.    Undertakings

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Niwot, State of Colorado, on October 30, 2019.

CROCS, INC.
By:	/s/ ANDREW REES
	Name:	Andrew Rees
	Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Anne Mehlman and Daniel P. Hart, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to execute any and all amendments to this Registration Statement (including any post-effective amendments, and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act), and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANDREW REES Andrew Rees	President, Chief Executive Officer and Director (Principal Executive Officer)	October 30, 2019
/s/ ANNE MEHLMAN Anne Mehlman	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 30, 2019
/s/ THOMAS J. SMACH Thomas J. Smach	Chairman of the Board	October 30, 2019
/s/ IAN M. BICKLEY Ian M. Bickley	Director	October 30, 2019
/s/ RONALD L. FRASCH Ronald L. Frasch	Director	October 30, 2019

Signature	Title	Date

/s/ WILLIAM GRAY William Gray	Director	October 30, 2019
/s/ PRAKASH A. MELWANI Prakash A. Melwani	Director	October 30, 2019
/s/ DOUGLAS J. TREFF Douglas J. Treff	Director	October 30, 2019
/s/ DOREEN A. WRIGHT Doreen A. Wright	Director	October 30, 2019